Exhibit 10.4

AMENDMENT NO. 1 TO AMENDED

AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”), dated effective as of January 6, 2016 (the “Effective Date”), is by and between Implant Sciences Corporation (the “Company”), a Massachusetts corporation, and William McGann (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement, dated January 16, 2015 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and conditions set forth herein in accordance with Section 8 of the Employment Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend the Employment Agreement as of the Effective Date as follows:

1.

Section 3.1 of the Employment Agreement is hereby amended by inserting the word “similarly” before the word “reduced” at the end of the section.

2.

Section 5.2 of the Employment Agreement is hereby amended by deleting the phrase “Executive executes a release satisfactory to the Company in favor of the Company” and replacing it with the phrase “Executive executes a release in favor of the Company substantially in the form annexed hereto as Exhibit A, not later than 30 days after Executive’s employment terminates.”  The Employment Agreement is further amended by the addition of the attached Exhibit “A.”

3.

Section 5.5 of the Employment Agreement, defining “Good Reason” for Executive to resign, is hereby amended by adding the following text immediately before that section’s last sentence:

In the event Executive resigns for Good Reason within twelve (12) months after a Change of Control or acquisition, as defined in (d) or (e) above, Executive shall receive, in addition to any severance to which he is entitled under § 5.2 of the Employment Agreement as amended, an additional sum equal to twenty-four (24) months of his base salary then in effect.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and Executive has executed this Amendment as of the date first above written.

IMPLANT SCIENCES CORPORATION

By:

 /s/ Roger Deschenes

Name: Roger Deschenes

Title: Chief Financial Officer

Date Executed: January 6, 2016

/s/ William McGann

William McGann, Ph.D.

Date Executed: January 6, 2016

[Signature page of Amendment No. 1 to Amended and Restated Employment Agreement]

Exhibit A

General Release of Claims

1.

Your Release of Claims.  By signing this Agreement, you hereby agree and acknowledge that, for good and valuable consideration, you are waiving your right to assert any and all forms of legal claims against the Company12/ of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date you execute this Agreement (the “Execution Date”).  Except as set forth below, your waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your prior employment relationship with the Company or the termination thereof, including, without limitation:

**

Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation.  Without limitation, specifically included in this paragraph are any Claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Federal and state statute.

**

Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to wages, hours or any other terms and conditions of employment.

**

Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

11/

 For purposes of this Agreement, the Company includes the Company and any of its divisions, affiliates (which means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company), subsidiaries and all other related entities, and its and their directors, officers, employees, trustees, agents, successors and assigns.

**

Any other Claim arising under state or federal law.

You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the economic benefits being provided to you under the terms of this Agreement.   You further acknowledge that this release does not waive any claims you cannot by law waive and does not release any claims that arise after its execution.

It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement.  To that end, you have been advised and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement.  Also, because you are over the age of 40, the Age Discrimination in Employment Act (“ADEA”), which prohibits discrimination on the basis of age, allows you at least twenty-one (21) days to consider the terms of this Agreement.  ADEA also allows you to rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver by hand or send by mail (certified, return receipt and postmarked within such 7 day period) a notice of rescission to the Company. The eighth day following your signing of this Agreement is the Effective Date.

Also, consistent with the provisions of Federal law, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under the discrimination laws (the “Federal Discrimination Laws”) or from filing a charge or complaint of employment-related discrimination with the Equal Employment Opportunity Commission (“EEOC”) or any state fair employment practices agency, or from participating in any investigation or proceeding conducted by the EEOC or any state fair employment practices agency.  Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under the Federal Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under the Federal Discrimination Laws.

By: /s/ William McGann

Executive: William McGann, Ph.D.

Date signed: January 6, 2016

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